                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             THE TIMBERLAND COMPANY
                (Name of Registrant as Specified In Its Charter)

                            [NAME OF PERSON FILING]
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885

                                                                  March 27, 2000

TO THE STOCKHOLDERS:

     The Board of Directors and Officers of The Timberland Company invite you to attend the 2000 Annual Meeting of Stockholders to be held on Thursday, May 18, 2000, at 9:30 a.m., at the Company's headquarters located at 200 Domain Drive, Stratham, New Hampshire.

     A copy of the Proxy Statement and the proxy are enclosed.

     IF YOU CANNOT BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                           Cordially,

                                           [SI Swartz signature]
                                           SIDNEY W. SWARTZ
                                           Chairman

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

DATE:                  Thursday, May 18, 2000

TIME:                 9:30 a.m.

LOCATION:            The Timberland Company
                     World Headquarters
                     200 Domain Drive
                     Stratham, New Hampshire

PURPOSES FOR MEETING:

     1. To fix the number of directors at nine for the coming year, subject to further action by the Board of Directors as provided in the Company's By-Laws, and to elect nine directors to hold office until their successors are duly elected and qualified;

     2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock of the Company from 30,000,000 to 60,000,000; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Holders of Class A Common Stock will vote separately as a class to elect three directors. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect the remaining six directors.

     You will receive notice of and may vote and act at the Annual Meeting only if you are a stockholder of record at the close of business on Monday, March 20, 2000.

                                          By Order of the Board of Directors,

                                          [HN BEARD SIGNATURE]
                                          JOHN E. BEARD
                                          Secretary

March 27, 2000

                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                         STRATHAM, NEW HAMPSHIRE 03885
                                 (603) 772-9500

                                PROXY STATEMENT

                                 MARCH 27, 2000

                               TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING..............    2
  General...................................................    2
  Voting Rights and Outstanding Shares......................    2
  Quorum....................................................    3
  Required Votes and Method of Tabulation...................    3
  Independent Accountants...................................    3

ITEM 1. ELECTION OF DIRECTORS...............................    3
  Information with Respect to Nominees......................    4
  Committees of the Board of Directors......................    5
  Directors' Compensation...................................    5

ITEM 2. AMENDMENT OF CERTIFICATE OF INCORPORATION TO
  INCREASE THE AUTHORIZED NUMBER OF SHARES OF CLASS A COMMON
  STOCK.....................................................    6
  The Amendment.............................................    6
  Description of Class A Common Stock.......................    7

EXECUTIVE COMPENSATION......................................    8
  Summary Compensation Table................................    8
  Option Grants in Last Fiscal Year.........................   10
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................   10
  Performance Graph.........................................   11
  Compensation Committee Report on Executive Compensation...   11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   15

FINANCIAL AND OTHER INFORMATION.............................   15

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE
  ACT OF 1934, AS AMENDED...................................   15

OTHER BUSINESS..............................................   15

STOCKHOLDER PROPOSALS.......................................   16

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The Board of Directors of The Timberland Company, a Delaware corporation ("Timberland" or the "Company"), is sending you the enclosed proxy in connection with its 2000 Annual Meeting of Stockholders (the "Annual Meeting") and any adjourned sessions of the Annual Meeting. The Annual Meeting will be held on Thursday, May 18, 2000, at 9:30 a.m., at the Company's headquarters located at 200 Domain Drive, Stratham, New Hampshire. The purposes of the Annual Meeting are:

     1. to fix the number of directors at nine for the coming year and to elect nine directors to hold office until their successors are duly elected and qualified;

     2. to approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock of the Company from 30,000,000 to 60,000,000; and

     3. to transact such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

     You may vote at the Annual Meeting only if you are a stockholder of record as of the close of business on Monday, March 20, 2000. As of February 25, 2000, the following number of shares of the Company's Common Stock were outstanding:

CLASS OF COMMON STOCK                                         NUMBER OF SHARES OUTSTANDING
---------------------                                         ----------------------------
Class A Common Stock, $.01 par value ("Class A Common
  Stock")...................................................
Class B Common Stock, $.01 par value ("Class B Common
  Stock")...................................................

     The Company bears all costs of solicitation of proxies. The Company may solicit proxies personally or by telephone, mail or telegram. None of the Company's directors, officers or employees will be specially compensated for soliciting proxies. The Company expects to mail this Proxy Statement and the enclosed proxy to stockholders on or about March 27, 2000.

     To vote your shares at the Annual Meeting, you must properly sign and return the enclosed proxy. You may specify in the proxy how you want to vote your shares. If you sign and return your proxy but do not specify how to vote your shares, then your shares will be voted to fix the number of directors at nine, to elect all nine nominees and to increase the authorized number of shares of Class A Common Stock.

     You may revoke your proxy at any time before the Annual Meeting by either:

     - attending the Annual Meeting and voting in person;

     - filing with the Secretary of the Company an instrument in writing revoking your proxy; or

     - delivering to the Secretary a newly executed proxy bearing a later date.

     If a nominee for director is unable to serve as a director, the persons appointed as proxy for the Annual Meeting may, in their discretion, vote for another person as director or vote to reduce the number of directors to less than nine, as the Board of Directors may recommend. The Company believes that all of the nominees will be available for election.

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxy to vote on such matters intend to vote in accordance with their judgment.

QUORUM

     A quorum of the Company's stockholders must be present, whether by proxy or in person, for the Annual Meeting to occur. Consistent with Delaware law and under the Company's By-Laws, a majority of the voting power of shares entitled to be cast on a particular matter constitutes a quorum.

     To determine the presence of a quorum, the following will count as shares present and entitled to be cast:

     - shares represented by proxies that withhold authority to vote for a nominee for director;

     - shares represented by proxies that indicate an abstention to vote for a nominee for director; or

     - a "broker non-vote" (shares held by your brokers or nominees as to which (i) you have not provided voting instructions and (ii) the broker or nominee does not have discretionary voting power).

REQUIRED VOTES AND METHOD OF TABULATION

     You are entitled to one vote for each share of Class A Common Stock you hold. You are entitled to ten votes for each share of Class B Common Stock you hold. Holders of Class A Common Stock will vote separately as a class to elect nominees Robert M. Agate, John F. Brennan and Abraham Zaleznik. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect nominees Sidney W. Swartz, Jeffrey B. Swartz, Ian W. Diery, John A. Fitzsimmons, Virginia H. Kent and Indra K. Nooyi.

     The Company will appoint election inspectors who will count the votes cast by proxy or in person at the Annual Meeting. The nine nominees for election as directors who receive the greatest number of votes properly cast will be elected. Approval of the amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting on that matter. Holders of Class A Common Stock and holders of Class B Common Stock also will vote together as a single class on any other matter to be voted on at the Annual Meeting.

INDEPENDENT ACCOUNTANTS

     Deloitte & Touche LLP will audit the consolidated financial statements of the Company for the year ended December 31, 2000 and will report the results of the audit to the Audit Committee of the Board of Directors. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.

                         ITEM 1. ELECTION OF DIRECTORS

     The directors elected at each Annual Meeting serve for the following year and until their respective successors are duly elected and qualified. The Company's By-Laws specify that the Board of Directors or the stockholders may determine the number of directors of the Company. The stockholders or the Board of Directors may increase the number of directors fixed at the Annual Meeting and may fill any vacancy arising on the Board of Directors.

     The current Board of Directors consists of nine members. All current directors are nominees for director at the Annual Meeting and were elected at the 1999 Annual Meeting of Stockholders.

INFORMATION WITH RESPECT TO NOMINEES

     The names, ages, principal occupations during the past five years and certain other information with respect to the nominees for election are as follows:

NAME AND YEAR                                    PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
FIRST ELECTED DIRECTOR                 AGE         AND DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
----------------------                 ---       -----------------------------------------------
Sidney W. Swartz (1978)..............  64     Sidney Swartz has been the Company's Chairman of the
                                              Board since June 1986. He also was the Company's Chief
                                              Executive Officer and President from June 1986 until
                                              June 1998.
Jeffrey B. Swartz (1990).............  40     Jeffrey Swartz has been the Company's President and
                                              Chief Executive Officer since June 1998. Prior to
                                              this, Jeffrey Swartz was the Company's Chief Operating
                                              Officer from May 1991 and its Executive Vice President
                                              from March 1990. He is also a director of Central
                                              Tractor Farm & Country, Inc. Jeffrey Swartz is the son
                                              of Sidney Swartz.
Robert M. Agate (1992)...............  64     Mr. Agate was the Senior Executive Vice President and
                                              Chief Financial Officer of Colgate-Palmolive Company
                                              from January 1992 until his retirement in July 1996.
John F. Brennan (1987)...............  67     Mr. Brennan has been the Dean of the Sawyer School of
                                              Management of Suffolk University since August 1991.
                                              Mr. Brennan is also a director of Aerovox Incorporated
                                              and of Data Storage Corporation.
Ian W. Diery (1996)..................  50     Mr. Diery has been the President and Chief Executive
                                              Officer of Electronic Scrip, Inc. since November 1997.
                                              From September 1996 until joining Electronic Scrip,
                                              Mr. Diery was a self-employed consultant. From
                                              November 1995 to August 1996, Mr. Diery was the
                                              President and Chief Executive Officer and a Director
                                              of AST Research, Inc. From October 1989 to April 1995,
                                              Mr. Diery served at Apple Computer in a variety of
                                              positions, most recently as Executive Vice President
                                              and General Manager of the Personal Computer Division.
John A. Fitzsimmons (1996)...........  57     Mr. Fitzsimmons has been the Senior Vice President --
                                              Consumer Electronics of Circuit City Stores, Inc.
                                              since January 1987.
Virginia H. Kent (1999)..............  45     Ms. Kent has been the President of reflect.com since
                                              December 1999. From March 1999 until joining
                                              reflect.com, Ms. Kent served at Hasbro Corporation in
                                              a variety of positions, including President -- U.S.
                                              Toy Group, President -- Global Brands and Product
                                              Development and General Manager -- Girls/Boys/Nerf.
Indra K. Nooyi (1998)................  44     Ms. Nooyi has been the Senior Vice President,
                                              Corporate Strategy & Development, at Pepsico Inc.
                                              since March 1994. From June 1990, until joining
                                              Pepsico, Ms. Nooyi was the Senior Vice President of
                                              Strategy, Planning and Strategic Marketing for Asea
                                              Brown Boveri. She is also a director of Phoenix Home
                                              Life Mutual Insurance Company.
Abraham Zaleznik (1987)..............  76     Dr. Zaleznik has been a Professor Emeritus of Harvard
                                              University and a self-employed consultant since 1990.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a Compensation Committee and an Audit Committee. The members of both committees are independent directors. The Company does not have a nominating or similar committee.

     During 1999, the Board of Directors and its committees held the following number of meetings:

                                                              1999 MEETINGS
                                                              -------------
Board of Directors..........................................        5
Compensation Committee......................................        3
Audit Committee.............................................        2

     All directors attended more than 75% of the total number of meetings held in 1999 of the Board of Directors and the committees of the Board on which he or she served.

  The Compensation Committee.

     The members of the Compensation Committee are Dr. Zaleznik, Chairman, Mr. Fitzsimmons and Ms. Kent. The Compensation Committee's responsibilities include:

     - determining and presenting to the Board of Directors for its ratification the compensation of the Chairman and the Chief Executive Officer;

     - determining the compensation of the executive officers who report directly to the Chief Executive Officer;

     - reviewing the compensation determined by management for all other executive officers of the Company; and

     - supervising the administration of the Company's 1997 Incentive Plan and other non-stock based benefit plans.

  The Audit Committee.

     Mr. Agate, Chairman, Mr. Brennan, Mr. Diery and Ms. Nooyi are the members of the Company's Audit Committee. The functions of the Audit Committee include:

     - recommending to the Board of Directors the appointment of the Company's independent accountants;

     - reviewing the independence of the accountants;

     - meeting with the accountants to review the Company's financial statements; and

     - reviewing the Company's accounting procedures and internal controls.

DIRECTORS' COMPENSATION

     Directors who are also employees of the Company do not receive any compensation for serving as directors. Non-employee directors who are not employees of the Company receive the following fees for their service:

FEE                                                           AMOUNT
---                                                           -------
Annual retainer for director................................  $25,000
Each Board of Directors meeting attended....................    1,000
Annual retainer for committee chairperson...................    2,500
Each committee meeting attended.............................      500

     Under the Company's 1991 Stock Option Plan for Non-Employee Directors, directors who are not employees of the Company are automatically granted options to purchase a fixed number of shares of Class A Common Stock upon the occurrence of the following events:

EVENT                                                         NUMBER OF SHARES
-----                                                         ----------------
Initial election as director................................       10,000
Each anniversary of initial grant...........................        2,500

     These stock options have an exercise price equal to the fair market value on the date of grant and are exercisable at the rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant, for so long as the director remains a director of the Company. The options expire ten years from the date of grant or when the holder ceases to be a director of the Company, if earlier.

     During 1999, the Company granted the following stock options to its non-employee directors:

DIRECTOR                             NUMBER OF SHARES      DATE OF GRANT      EXERCISE PRICE
--------                             ----------------    -----------------    --------------
Robert M. Agate....................        2,500         November 12, 1999        $46.63
John F. Brennan....................        2,500           May 20, 1999           $35.25
Ian W. Diery.......................        2,500           May 17, 1999           $36.69
John A. Fitzsimmons................        2,500           May 17, 1999           $36.69
Virginia H. Kent...................       10,000           May 20, 1999           $35.25
Indra K. Nooyi.....................        2,500         December 16, 1999        $49.25
Abraham Zaleznik...................        2,500           May 20, 1999           $35.25

     See the section of this Proxy Statement entitled "Security Ownership of Certain Beneficial Owners and Management" for information as to ownership of Company securities by nominees for director.

         ITEM 2. AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF CLASS A COMMON STOCK

THE AMENDMENT

     The authorized capital stock of the Company consists of 2,000,000 shares of Preferred Stock, $.01 par value, 30,000,000 shares of Class A Common Stock, $.01 par value, and 15,000,000 shares of Class B Common Stock, $.01 par value.

     As a result of the Company's 2-for-1 stock split on September 15, 1999,
there are only      shares of Class A Common Stock, as of February 25, 2000,
which the Company can issue before reaching the maximum authorized number of shares of Class A Common Stock. Although the authorized number of shares of Class A Common Stock are sufficient to cover the Company's current needs, the management and the Board of Directors believe it is in the Company's best interest to increase the authorized number of shares of Class A Common Stock to help ensure that the Company will continue to have a sufficient number of shares for future issuance. Accordingly, the proposed amendment will increase the total number of authorized shares of Class A Common Stock to 60,000,000 shares. The Company has no present intention to issue the newly authorized shares or register them with the Securities and Exchange Commission or list them with the New York Stock Exchange.

     The amendment will modify Section 4.1 of the Company's Restated Certificate of Incorporation, as amended, to read as follows:

          4.1. Designation and Numbers. The aggregate number of shares which the Corporation shall have the authority to issue is 77,000,000. The number of shares of each class and the par value of each share of each class are as follows:

NAME OF CLASS                                       NUMBER OF SHARES    PAR VALUE
-------------                                       ----------------    ---------
Preferred Stock...................................      2,000,000         $.01
Class A Common Stock..............................     60,000,000         $.01
Class B Common Stock..............................     15,000,000         $.01

DESCRIPTION OF CLASS A COMMON STOCK

     The additional authorized shares of Class A Common Stock will be identical in all respects to the currently authorized Class A Common Stock. Except as described below, Class A and Class B Common Stock have the same rights and privileges, rank equally and are identical in all respects as to all matters.

     Each holder of Class A Common Stock is entitled to one vote per share. Each holder of Class B Common Stock is entitled to ten votes per share. With respect to the election of directors, the holders of Class A Common Stock are entitled to vote separately as a class to elect 25% of the total number of directors to be elected. The holders of Class A and Class B Common Stock vote together as a class for the remaining directors not elected separately by the holders of Class A Common Stock. However, if the outstanding shares of Class B Common Stock represent less than 12.5% of all outstanding shares of Class A and Class B Common Stock, then the holders of the Class B Common Stock will only be entitled to cast one vote per share when voting with the holders of Class A Common Stock for the remaining directors. Except as otherwise required by law and for election of directors, the holders of Class A and Class B Common Stock vote together as a single class. A majority of the votes cast at any meeting at which a quorum is present is sufficient for stockholder approval of any matter.

     Subject to preferences that may be applicable to any holders of outstanding shares of Preferred Stock, holders of Class A and Class B Common Stock are entitled to share ratably any dividends declared by the Board of Directors from time to time. The Company has not paid any dividends and does not anticipate paying dividends in the foreseeable future. Upon liquidation or dissolution of the Company, the holders of Class A and Class B Common Stock are entitled to share ratably in all assets available for distribution in respect of such shares. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to shares of Class A and Class B Common Stock. Shares of Class B Common Stock may be converted into shares of Class A Common Stock on a one-for-one basis and shall automatically be converted upon transfer (except for certain estate planning transfers and any transfer approved by a majority of directors). All outstanding shares of Class A and Class B Common Stock are fully paid and nonassessable.

     The Company's Restated Certificate of Incorporation, as amended, provides that the Company may, by a vote of its Board of Directors, designate the numbers, relative rights, preferences and limitations of one or more series of Preferred Stock and issue the securities so designated. These provisions, as well as Sidney Swartz's voting power as a consequence of his ownership of the Class B Common Stock, may discourage or preclude certain transactions, whether or not beneficial to public stockholders, and could discourage certain types of tactics that involve an actual or threatened acquisition or change of control of the Company. The Company has no present intention to issue any of its authorized shares of Preferred Stock. However, the issuance of any shares of Preferred Stock in the future could adversely affect the rights of the holders of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ITEM 2. APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table lists the compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served as such at December 31, 1999 (the "Named Executive Officers"), for the fiscal years ended December 31, 1999, 1998 and 1997.

                                                                                      LONG TERM
                                                ANNUAL COMPENSATION                 COMPENSATION
                                       -------------------------------------   -----------------------
                                                                  OTHER        RESTRICTED   SECURITIES
                                                                 ANNUAL          STOCK      UNDERLYING      ALL OTHER
           NAME AND                    SALARY      BONUS     COMPENSATION(1)   AWARDS(2)     OPTIONS     COMPENSATION(4)
      PRINCIPAL POSITION        YEAR     ($)        ($)            ($)            ($)         (#)(3)           ($)
      ------------------        ----   -------   ---------   ---------------   ----------   ----------   ---------------
             (A)                (B)      (C)        (D)            (E)            (F)          (G)             (I)
Sidney W. Swartz(5)...........  1999   604,994     873,442        134,164             --          --          6,296
  Chairman                      1998   550,004     423,984        110,877             --          --          6,226
                                1997   489,996   1,231,565         79,968             --          --          4,470

Jeffrey B. Swartz(6)..........  1999   574,990     830,131         86,055             --     120,000          6,221
  President and Chief           1998   437,543     385,440         58,147             --     100,000          5,939
  Executive Officer             1997   325,000     816,854             --             --      50,000          4,042

Kenneth P. Pucker(7)..........  1999   344,624     577,482             --      3,230,000     104,000          5,673
  Executive Vice President --   1998   275,271     176,660             --             --     100,000          5,513
  Footwear and Apparel          1997   212,362     329,989             --             --      30,000          3,745

Geoffrey J. Hibner(8).........  1999   290,004     317,178             --             --      20,000          5,533
  Senior Vice President --      1998   280,748     163,958             --             --      10,000          5,528
  Finance and Administration    1997   174,468     514,014        159,103             --      60,000            700
  and Chief Financial Officer

Carden N. Welsh(9)............  1999   250,000     273,429             --        475,000      25,000          5,418
  Senior Vice President  --     1998   208,846     137,240             --             --      24,000          4,980
  International                 1997   147,394     213,258             --             --      15,000          3,579

---------------
(1) This column includes the aggregate incremental cost to the Company of providing various perquisites and personal benefits in excess of reporting thresholds, including: for legal services in 1999: Sidney Swartz, $34,232, and Jeffrey Swartz, $20,708; for use of the Company plane: Sidney Swartz, $59,119 and $35,447 for 1999 and 1998, respectively, and Jeffrey Swartz, $55,097 and $47,022 for 1999 and 1998, respectively; and for a leased car:
    Sidney Swartz, $40,813, $75,430 and $53,080 in 1999, 1998 and 1997,
    respectively. For Mr. Hibner, it includes relocation expenses of $154,903 paid during 1997, including payments for income taxes owed for such reimbursement.

(2) This column shows the market value of restricted stock awards on the date of grant. The Board of Directors approved the award of 68,000 shares to Mr. Pucker and 10,000 shares to Mr. Welsh. The aggregate holdings and market value of restricted stock held on December 31, 1999 was: Mr. Pucker, 68,000 shares/$3,595,500, and Mr. Welsh, 10,000 shares/$528,750. Under their respective Restricted Stock Award Agreements, Mr. Pucker and Mr. Welsh have the same voting and dividend rights on such shares as all other shares of Class A Common Stock. The restrictions on these shares lapse in equal installments on each of the first five anniversaries of the date of grant.

(3) Where applicable, the number of shares granted under stock options were doubled to reflect the Company's 2-for-1 stock split on September 15, 1999.

(4) The Company paid group term life insurance premiums and made contributions to the Company's 401(k) Plan, as follows:

                                       GROUP TERM LIFE INSURANCE
                                                PREMIUMS             CONTRIBUTIONS TO 401(K) PLAN
                                       --------------------------    -----------------------------
    NAME                                1999      1998      1997      1999       1998       1997
    ----                               ------    ------    ------    -------    -------    -------
    Sidney W. Swartz.................  $1,496    $1,426    $1,270    $4,800     $4,800     $3,200
    Jeffrey B. Swartz................   1,421     1,139       842     4,800      4,800      3,200
    Kenneth P. Pucker................     873       713       545     4,800      4,800      3,200
    Geoffrey J. Hibner...............     733       728       700     4,800      4,800         --
    Carden N. Welsh..................     618       536       379     4,800      4,444      3,200

(5) Sidney Swartz was also the Company's President and Chief Executive Officer until June 1998. Reference is made to the information contained under the caption "Certain Relationships and Related Transactions" in this Proxy Statement for certain benefits payable upon the death of Sidney Swartz.

(6) Jeffrey Swartz was the Company's Executive Vice President and Chief Operating Officer until June 1998.

(7) Mr. Pucker was the Company's Senior Vice President -- Footwear and Apparel until September 1999.

(8) Mr. Hibner joined the Company in May 1997.

(9) Mr. Welsh was the Company's Treasurer until May 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 1999.

                              INDIVIDUAL GRANTS
------------------------------------------------------------------------------     POTENTIAL REALIZABLE VALUE
                         NUMBER OF      PERCENT OF                                  AT ASSUMED ANNUAL RATES
                         SECURITIES    TOTAL OPTIONS                              OF STOCK PRICE APPRECIATION
                         UNDERLYING     GRANTED TO      EXERCISE                       FOR OPTION TERM(1)
                          OPTIONS      EMPLOYEES IN     OR BASE                   ----------------------------
                          GRANTED       FISCAL YEAR      PRICE      EXPIRATION        5%              10%
NAME                        (#)             (%)           ($)          DATE           ($)             ($)
----                     ----------    -------------    --------    ----------    -----------    -------------
(A)                         (B)             (C)           (D)          (E)            (F)             (G)
Sidney W. Swartz.......        --            --              --             --             --               --
Jeffrey B. Swartz......   120,000          15.9              30.375  2/25/2009      2,292,321        5,809,191
Kenneth P. Pucker......    41,000           5.4              30.375  2/25/2009        783,210        1,984,807
                           63,000           8.3              47.50  12/09/2009      1,881,967        4,769,274
Geoffrey J. Hibner.....    20,000           2.7              30.375  2/25/2009        382,053          968,199
Carden N. Welsh........    25,000           3.3              30.375  2/25/2009        477,567        1,210,248
All Shareholders(2)....        --            --              --             --    343,022,289      869,091,542

---------------
(1) Based on the exercise price on the date of grant and annual appreciation of such price through the expiration date of such options at an annualized rate of 5% and 10%. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price for the Class A Common Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated above.

(2) The potential realizable value for "All Shareholders" is determined on the assumption that the price of Class A Common Stock appreciated over the term of the options from the $30.375 per share market price as of February 25, 1999, the grant date of most of the stock options granted to the Named Executive Officers in 1999, at an annualized rate of (a) 5% (which would result in an appreciated price on February 25, 2009 of $49.48 per share); and (b) 10% (which would result in an appreciated price on February 25, 2009 of $78.78 per share). The "All Shareholders" information is calculated based on 17,954,582 shares of Class A Common Stock and 4,675,698 shares of Class B Common Stock outstanding as of March 26, 1999. Thus, for comparative purposes, the total value of such Common Stock as of February 25, 1999 would be $545,370,428.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information for each of the Named Executive Officers as to the total number of exercised and unexercised stock options held at December 31, 1999 and the value of unexercised "in-the-money" stock options held at December 31, 1999.

                                                         NUMBER OF SECURITIES
                                SHARES                        UNDERLYING              VALUE OF UNEXERCISED
                               ACQUIRED                   UNEXERCISED OPTIONS        "IN-THE-MONEY" OPTIONS
                                  ON        VALUE         AT FISCAL YEAR-END          AT FISCAL YEAR-END(1)
                               EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
NAME                             (#)         ($)                  (#)                          ($)
----                           --------    --------    -------------------------    -------------------------
(A)                              (B)         (C)                  (D)                          (E)
Sidney W. Swartz.............       --          --                       --                             --
Jeffrey B. Swartz............   25,000     957,782          257,552/222,500           10,257,685/4,766,719
Kenneth P. Pucker............   10,322     267,542           59,710/199,250            1,653,446/2,973,454
Geoffrey J. Hibner...........       --          --            32,500/57,500              876,406/1,410,469
Carden N. Welsh..............    2,000      85,000            37,666/51,250            1,304,887/1,032,278

---------------
(1) Stock options are "in-the-money" if the fair market value of the Class A Common Stock exceeds the exercise price of the stock option. The amounts shown in column (e) represent the difference between the closing price of the Company's Class A Common Stock on December 31, 1999 ($52.875) and the exercise price of those options which are "in-the-money" on that date, multiplied by the applicable number of underlying securities.

PERFORMANCE GRAPH

     The following graph shows the five-year cumulative total return of Class A Common Stock as compared with the Standard & Poor's 500 Stock Index and the weighted average of the Standard & Poor's Shoe Index and the Standard & Poor's Textile and Apparel Manufacturers Index. The total return for the Company is weighted in proportion to the percent of the Company's revenue derived from sales of footwear and from apparel and accessories (excluding royalties on products sold by licensees), respectively, for each year.
[LINE GRAPH]

                                                       TIMBERLAND                 S&P 500 INDEX          WEIGHTED AVERAGE OF S&P
                                                       ----------                 -------------            SHOE INDEX AND S&P
                                                                                                           TEXTILE AND APPAREL
                                                                                                           MANUFACTURERS INDEX
                                                                                                         -----------------------
1994(1)                                                  100.00                      100.00                      100.00
1995                                                      90.86                      137.58                      129.73
1996                                                     173.71                      169.17                      207.47
1997                                                     265.41                      225.60                      155.46
1998                                                     208.27                      290.08                      147.59
1999                                                     483.41                      351.12                      161.90

(1) Indexed to December 31, 1994.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General.

     The Compensation Committee consists of Dr. Zaleznik, Chairman, Mr. Fitzsimmons and Ms. Kent. The Compensation Committee's responsibilities are discussed above under the heading "Committees of the Board of Directors."

     The Compensation Committee attempts to set annual salary levels for the Company's executive officers, including the Chief Executive Officer, at the competitive mid-point of the salaries of executives in comparable positions at similar companies. The Compensation Committee attempts to set annual bonuses and long-term incentives at levels that, when combined with annual salaries and assuming that actual performance is equal to the established performance goals, will approximate the seventy-fifth percentile of the average total compensation of executives in comparable positions at similar companies. The Compensation Committee's decisions concerning compensation are also made in light of each executive officer's level of responsibility, performance and other compensation awards. The Compensation Committee uses survey data provided by independent compensation consulting and executive recruiting firms engaged by the Company.

  The Short-Term Incentive Plan for Managerial Employees.

     Cash bonuses are payable under the Company's Short-Term Incentive Plan for Managerial Employees ("STIP") pursuant to the Company's 1997 Incentive Plan approved by the Company's stockholders in May 1997, and are intended to qualify as performance-based awards. Pursuant to the STIP, the Compensation Committee annually reviews management's financial performance goals for the Company, job performance goals for STIP participants and target bonus awards for such participants, expressed as a percentage of such participants' salaries. Annual STIP bonuses are awarded according to a formula based upon the achievement, in whole or in part, of these Company and individual performance goals.

     STIP participants who have job responsibilities within the Company's business units (as opposed to its corporate functions) are also evaluated on the business units' achievement of some or all of the following target measurements: revenue, operating contribution, gross margin rate and cash flow. The annual STIP bonuses for higher-level executives are more heavily influenced by Company performance than are those for lower-level executives. The amount of annual bonus awards under the STIP may exceed 100% of the target bonus awards established if actual Company performance exceeds targeted goals.

     For 1999, the Compensation Committee approved STIP target bonus awards for the Chief Executive Officer and the other Named Executive Officers that were based entirely on the Company's achievement of earnings per share and cash flow targets. The independent members of the Board of Directors ratified the 1999 bonus awards for Sidney Swartz and Jeffrey Swartz.

  Long-Term Incentives.

     Stock Options. Long-term incentive compensation is principally in the form of stock options. The Compensation Committee believes that stock options are an appropriate means to compensate the Company's officers and employees in a manner that encourages them to identify with the long-term interests of the Company's stockholders. Stock options are granted on the basis of competitive levels of stock options granted to employees, including the Chief Executive Officer, with comparable positions at similar companies. Sidney Swartz has never been granted a stock option because he has a sizable equity position in the Company.

     The Company grants stock options to certain employees at the time of hire and at the time of promotion, based on their levels of responsibility. In addition, the Company may make stock option grants to certain employees based on their individual performance. Stock options become exercisable at such times as the Compensation Committee prescribes. All stock options granted in 1999 have an exercise price equal to the fair market value on the date of grant and are exercisable at the rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant. These stock options expire ten years from the date of grant or when the holder ceases to be an employee, if earlier.

     Restricted Stock Awards. On December 9, 1999, the Compensation Committee approved, and the Board of Directors ratified, the award of a total of 78,000 shares of Class A Common Stock to two of the Named Executive Officers, Mr. Pucker and Mr. Welsh. Under the terms of their Restricted Stock Award Agreements, the officers have full voting and dividend rights with respect to the shares awarded. However, the officers may not transfer or sell unvested shares. This restriction lapses in equal installments on 20% of the shares on each of the first five anniversaries of the date of grant.

     The Compensation Committee based its decision to approve these Restricted Stock Awards on the individual performance and increased level of responsibility of these officers, the increasingly competitive demand for executive talent in the marketplace and the Company's objective to provide compensation programs that award, attract, retain and motivate its executive talent.

  Section 162(m) Considerations.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1,000,000 paid to any of the company's Chief Executive Officer and four other highest paid executive officers. However, certain performance-based compensation awards, including awards in the form of stock options, are not subject to the deduction limit if certain requirements are satisfied, including, among other things, stockholder approval of the material terms of the plan pursuant to which such awards are granted. All such stock option compensation in 1999 was fully deductible under
Section 162(m). In addition, because the STIP bonus awards are payable pursuant to the Company's 1997 Incentive Plan, the Compensation Committee believes such compensation qualifies for exemption under Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Abraham Zaleznik, Chairman
                                          John A. Fitzsimmons
                                          Virginia H. Kent

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by (i) persons known to the Company to be beneficial owners of 5% or more of the outstanding shares of either Class A Common Stock or Class B Common Stock, (ii) each director, nominee for director and Named Executive Officer, and (iii) all directors and executive officers as a group, as of the close of business on January 31, 2000:

                                                                 SHARES OWNED BENEFICIALLY
                                                       ---------------------------------------------
                                                              CLASS A                 CLASS B
                                                       ----------------------   --------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                NUMBER(2)   PERCENT(3)    NUMBER      PERCENT
---------------------------------------                ---------   ----------   ---------    -------
Judith H. Swartz and John E. Beard, as Trustees of
  The Sidney W. Swartz 1982 Family Trust.............  5,821,304      36.5             --       --
Nicholas-Applegate Capital Management(4).............  1,099,530       6.3             --       --
Jeffrey B. Swartz....................................    328,680       2.0         59,210      1.3
Sidney W. Swartz.....................................    220,840       1.4      4,582,364(5)  98.0
Kenneth P. Pucker....................................    220,093       1.0             --       --
Carden N. Welsh......................................     57,275         *             --       --
Geoffrey J. Hibner...................................     46,182         *             --       --
Abraham Zaleznik.....................................     28,850         *             --       --
Robert M. Agate......................................     27,940         *             --       --
John F. Brennan......................................     21,650         *             --       --
Ian W. Diery.........................................      9,375         *             --       --
John A. Fitzsimmons..................................      9,375         *             --       --
Indra K. Nooyi.......................................      2,500         *             --       --
Virginia H. Kent.....................................         --        --             --       --
David N. Smith.......................................         --        --             --       --
All directors and executive officers as a group (15
  persons)...........................................  1,008,022       5.9      4,641,574     99.3

---------------
  * Does not exceed 1% of the class.

(1) Address, unless otherwise noted: c/o The Timberland Company, 200 Domain Drive, Stratham, NH 03885.

(2) Amounts include shares issuable upon the exercise of stock options which are either currently exercisable or will become exercisable on or before April 1, 2000, as follows: Mr. Agate, 21,250; Mr. Brennan, 13,750; Mr. Diery, 9,375; Mr. Fitzsimmons, 9,375; Mr. Hibner, 40,000; Ms. Nooyi, 2,500; Mr.
    Pucker, 86,210; Mr. Jeffrey Swartz, 312,552; Mr. Welsh, 44,916; Dr. Zaleznik, 13,750; and all executive officers and directors as a group, 585,448. Amounts also include shares awarded pursuant to Restricted Stock Awards as follows: Mr. Pucker, 68,000; and Mr. Welsh, 10,000.

(3) Percentages are calculated on the basis of the amount of outstanding shares of common stock of such class plus, for each person or group, any shares such person or group has the right to acquire on or prior to April 1, 2000.

(4) Address: 600 West Broadway, 29th Floor, San Diego, CA, 92101. Beneficial ownership based on the Schedule 13G dated February 10, 2000. Of the amount beneficially owned, Nicholas-Applegate Capital Management claims to have power to vote 839,591 shares.

(5) Amount includes 19,000 shares of Class B Common Stock held by The Swartz Family Charitable Trust, as to which Mr. Sidney Swartz, a trustee, disclaims beneficial ownership.

     Sidney Swartz, his children and grandchildren, and The Swartz Family Charitable Trust (the "Charitable Trust"), of which Sidney Swartz and his wife are the trustees, beneficially own all of the Class B Common Stock. As of December 31, 1999, Sidney Swartz, the Charitable Trust and The Sidney W. Swartz 1982 Family Trust, a trust for the benefit of his family (the "Family Trust"), held, in the aggregate, approximately 86% of the combined voting power of the Company's capital stock, and the

Family Trust held approximately 34% of the Class A Common Stock. By virtue of this stock ownership, Sidney Swartz may be deemed to be a "control person" of the Company within the meaning of the rules and regulations under the Securities Act of 1933, as amended, and the Family Trust influences the election of Mr. Agate, Mr. Brennan and Dr. Zaleznik. Jeffrey Swartz, the Company's President and Chief Executive Officer, is one of the beneficiaries of the Family Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     If Sidney Swartz should die while he is an employee of the Company, the Company will pay to his wife for the three years following his death (or, if earlier, until her death) a monthly amount equal to Mr. Swartz's monthly salary at the time of his death.

     Jeffrey Swartz, the Company's President and Chief Executive Officer, is the son of Sidney Swartz.

     [On             , 2000, the Company loaned $          to Ken Pucker, an
amount equal to the taxes payable as a result of his election under 83(b) of the Internal Revenue Code with respect to his restricted stock award. The Loan has a term of years and bears interest at a rate of % per annum, which is equal to the Applicable Federal Rate. The Company has agreed to reimburse Mr. Pucker for the interest paid on this loan.]

                        FINANCIAL AND OTHER INFORMATION

     The Company mailed its 1999 Annual Report to its stockholders on or about March 27, 2000. The 1999 Annual Report includes audited financial statements, and other business information and is incorporated herein by reference.

     To obtain a free copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed by the Company with the Securities and Exchange Commission, contact the Investor Relations Department, The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885 (telephone:
(603) 773-1212).

        COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT
                              OF 1934, AS AMENDED

     The securities laws of the United States require the Company's directors, its executive officers and any persons holding more than 10% of the Class A Common Stock to report their ownership of Class A Common Stock and any changes in that ownership to the Securities and Exchange Commission. The Family Trust filed late its report of four transactions in Class A Common Stock made between August and October 1999. All other such persons satisfied these filing requirements during and with respect to fiscal year 1999. In making this disclosure, the Company has relied solely on written representations of its directors, its executive officers and persons who previously held more than 10% of the Class A Common Stock furnished to the Company, and copies of the reports that these persons have filed with the Securities and Exchange Commission.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxies in the enclosed proxy intend to vote such proxy in accordance with their judgment on any such matters.

                             STOCKHOLDER PROPOSALS

     Proposals which stockholders intend to present at the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than February 10, 2001 to be presented at that Annual Meeting. To be eligible for inclusion in next year's Proxy Statement, the Secretary of the Company must receive stockholder proposals no later than November 27, 2000. In addition to these mailing requirements, stockholder proposals also must be in compliance with applicable Securities and Exchange Commission regulations.

                                      PROXY

                             THE TIMBERLAND COMPANY

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 18, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Sidney W. Swartz and Jeffrey B. Swartz, and each of them, as attorneys and proxies, with the power of substitution, to represent and vote at the Annual Meeting of Stockholders of The Timberland Company (the "Company") and at any adjournments thereof, all shares of the Company's Class A Common Stock which the undersigned could vote if present, in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments thereof and to vote on the matters set forth on the reverse side of this proxy as directed by the undersigned. The Annual Meeting will be held on Thursday, May 18, 2000, at 9:30 a.m., at the Company's headquarters, 200 Domain Drive, Stratham, New Hampshire 03885.

     A stockholder is entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock held of record at the close of business on March 20, 2000. The holders of Class A Common Stock will vote separately as a class to elect three nominees for director, Robert M. Agate, John F. Brennan and Abraham Zaleznik, and the holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class to elect six nominees for director, Sidney W. Swartz, Jeffrey B. Swartz, Ian W. Diery, John A. Fitzsimmons, Virginia H. Kent and Indra F. Nooyi.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO FIX THE NUMBER OF DIRECTORS AT NINE, TO ELECT ALL NINE NOMINEES AND TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF CLASS A COMMON STOCK FROM 30,000,000 TO 60,000,000. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

SEE REVERSE                                                     SEE REVERSE
   SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

[ X ]   Please mark
        votes as in
        this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.

1. To fix the number of directors at nine for the coming year, subject to further action by the Board of Directors as provided in the Company's By-Laws, and to elect the following nominees:

       NOMINEES:  Sidney W. Swartz, Jeffrey B. Swartz, Robert M. Agate, John F.
                  Brennan, Ian W. Diery, John A. Fitzsimmons, Virginia H. Kent, Indra K. Nooyi and Abraham Zaleznik.

FOR ALL NOMINEES                      WITHHELD FROM ALL NOMINEES
    [   ]                                       [   ]



    [   ]________________________
         For all nominees except as noted above


                                                             FOR AGAINST ABSTAIN

2.     To amend the Company's Restated Certificate of        [ ]   [ ]     [ ]
       Incorporation, as amended, to increase the authorized number of shares of the Company's Class A Common Stock from 30,000,000 to 60,000,000.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [  ]



Please sign here personally, exactly as your name is printed on your stock certificate. If the stock certificate is registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for a corporation.


Signature:________________________________ Date:___________________
Signature_________________________________ Date____________________